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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):   October 18, 1996


                           HERSHEY FOODS CORPORATION
             (Exact name of registrant as specified in its charter)


     Delaware                        I-183             23-0691590
(State or other jurisdiction       (Commission     (I.R.S. Employer
  of incorporation)                 File Number)    Identification No.)


     100 Crystal A Drive, Hershey, Pennsylvania              17033
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:   (717) 534-6799










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                      INFORMATION TO BE INCLUDED IN REPORT


Item 5.   Other Events


   On October 18, 1996, Hershey Foods Corporation announced that it had reached a preliminary agreement with Huhtamaki Oy, the international foods company based in Finland, to acquire its Leaf North America confectionery operations and to sell to Huhtamaki Hershey's European confectionery operations. Huhtamaki will retain ownership of the trademarks used in its Leaf North America operations and will license them to Hershey. The price to be paid by Hershey for Huhtamaki's North American confectionery operations is US$440 million and the price to be paid by Huhtamaki for Hershey's European operations is US$110 million. The transaction is subject to approval by the Boards of Directors of both companies and certain governmental agencies. A copy of the press release dated October 18, 1996 announcing the acquisition and sale is incorporated herein by reference and a copy is filed herewith as Exhibit 99.



                                   SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 23, 1996


               HERSHEY FOODS CORPORATION



               By  /s/ Robert M. Reese
                  Robert M. Reese
                  Vice President,
                  General Counsel and Secretary






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                               Exhibit Index

Exhibit No.                     Description



99                   Press Release dated October 18, 1996